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                                                                     Exhibit 5.1

                      [Dow, Lohnes & Albertson Letterhead]

                               January 14, 2005

Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia  30319

Ladies and Gentlemen:

      We are acting as special counsel to Cox Communications, Inc., a Delaware corporation (the "Issuer"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the Issuer's Floating Rate Notes due 2007 (the "Registered Floating Rate Notes"), 4.625% Notes due 2010 (the "Registered 5-Year Notes") and 5.450% Notes due 2014 (the "Registered 10-Year Notes" and collectively with the Registered Floating Rate Notes and the Registered 5-Year Notes, the "Exchange Notes"). The Exchange Notes are to be offered in exchange (the "Exchange Offer") for the Issuer's outstanding Floating Rate Notes due 2007 (the "Floating Rate Notes"), 4.625% Notes due 2010 (the "5-Year Notes") and 5.450% Notes due 2014 (the "10-Year Notes" and collectively with the Floating Rate Notes and the 5-Year Notes, the "Old Notes"). The Old Notes were issued under, and the Exchange Notes are to be issued under, an Indenture (the "Indenture"), dated as of June 27, 1995, between the Issuer and the Bank of New York, as supplemented by the Seventh Supplemental Indenture, dated as of December 15, 2004 (the "Supplemental Indenture"), between the Issuer and the Bank of New York Trust Company, N.A., as Trustee (the "Trustee").

      In preparing this opinion, we have reviewed (i) the Registration Rights Agreement for the Floating Rate Notes, dated as of December 15, 2004 (the "Floating Rate Notes Registration Rights Agreement"), by and among the Issuer, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as representatives of the initial purchasers, (ii) the Registration Rights Agreement for the 5-Year Notes, dated as of December 15, 2004 (the "5-Year Notes Registration Rights Agreement"), by and among the Issuer, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as representatives of the initial purchasers, (iii) the Registration Rights Agreement for the 10-Year Notes, dated as of December 15, 2004 (the "10-Year Notes Registration Rights


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Cox Communications, Inc.
January 14, 2005
Page 2

Agreement" and collectively with the Floating Rate Notes Registration Rights Agreement and the 5-Year Notes Registration Rights Agreement, the "Registration Rights Agreements"), by and among the Issuer, and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and Banc of America Securities LLC, as representatives of the initial purchasers, (iv) the Indenture, (v) the Supplemental Indenture, (vi) the Registration Statement, (vii) the global securities representing the Exchange Notes, and (viii) the resolutions of the Issuer relating to the Old Notes, the Exchange Notes and the Exchange Offer. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due, valid and binding execution and delivery of all documents by parties other than the Issuer. We have not reviewed any documents other than the documents listed above, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects. As to any facts relevant to the opinions expressed herein, we have relied solely upon statements and representations of officers and other representatives of the Issuer and others (all of which we assume to be true, complete and accurate in all respects).

      We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction. As to matters of law set forth below, our opinion is limited solely, to the extent applicable hereto, to the laws of the District of Columbia and of the United States and the Delaware General Corporation Law (collectively, "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Exchange Notes and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of Business Law (1991). We express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions other than as specified above. We note that the Indenture and the Supplemental Indenture by their terms provide that they are to be governed by the laws of the State of New York. To the extent the opinion set forth below relates to matters governed by New York law, we have assumed that the provisions of New York law are identical in all material respects to the provisions of the law of the District of Columbia.

      In rendering this opinion, we have assumed that: (i) the Registration Statement will be declared effective by the Commission; (ii) the Registration Statement will be effective at all times during the offering of and at the time of the issuance of the Exchange Notes as contemplated by the Registration Statement and the prospectus contained therein (the "Prospectus"); and (iii) all Exchange Notes will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.
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Cox Communications, Inc.
January 14, 2005
Page 3

      Based upon and subject to the foregoing and the other qualifications assumptions and limitations stated herein, we are of the opinion that the Exchange Notes are in the form contemplated by the Indenture and the Supplemental Indenture, have been duly authorized and (assuming the execution by the proper officers of the Issuer, the authentication by the Trustee and the issuance by the Issuer in accordance with the provisions of the Indenture and the Supplemental Indenture, against surrender and cancellation of a like aggregate principal amount of Old Notes pursuant to the Exchange Offer as contemplated in the Registration Rights Agreements) constitute the valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms.

      The opinion set forth above is subject to the following additional exceptions, limitations and qualifications:

      (i) The enforceability of agreements, documents and instruments is subject to (a) bankruptcy, insolvency, reorganization, moratorium (whether general or specific), fraudulent conveyance or transfer and other laws relating to or affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law.

      (ii) We express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

      (iii) We express no opinion as to any state or local laws, rules or regulations relating to the regulation of telecommunications.

      (iv) We express no opinion as to compliance by the Issuer with any financial covenants in any credit or financing documents to which it may be a party.

      To the extent that the obligations of the Issuer under the Indenture, the Supplemental Indenture and the Exchange Notes, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture and the Supplemental Indenture; (c) is duly qualified to engage in the activities contemplated by the Indenture and the Supplemental Indenture; and (d) has duly authorized, executed and delivered the Indenture and the Supplemental Indenture;
(ii) the Indenture and the Supplemental Indenture are legally valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with their terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture and the Supplemental Indenture, with all applicable laws and

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Cox Communications, Inc.
January 14, 2005
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regulations. We have also assumed that the choice of law provisions in the
Indenture and the Supplemental Indenture would be enforced by any court in which enforcement thereof might be sought.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

      The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion.

                                         Very truly yours,

                                         DOW, LOHNES & ALBERTSON, PLLC

                                         By: /s/ Thomas D. Twedt
                                             ------------------------------
                                                 Thomas D. Twedt
                                                 Member